SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2005 (July 6, 2005)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (229) 226-9110

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

     On July 6, 2005, Flowers Foods, Inc. announced that it had entered into an agreement with Royal Cake Company, Inc. to purchase substantially all the assets of Royal. Royal filed for Chapter 11 bankruptcy on February 18, 2005. The purchase price for the assets is $10,000,000, subject to certain post-closing adjustments. The transaction is subject to higher and better offers, if any are submitted, and bankruptcy court approval. The agreement contains terms, conditions, representations, warranties and covenants typical for a transaction of this nature and size. A copy of the press release announcing the transaction is attached hereto and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

     (c)     Exhibits.

The following exhibits are furnished as part of this Report:

Exhibit Number	Description
99.1	Press release of Flowers Foods, Inc, dated July 6, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.
By:	/s/ Stephen R. Avera
	Name:	Stephen R. Avera
	Title:	Sr. Vice-President, Secretary & General Counsel
Date: July 8, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Flowers Foods, Inc., dated July 6, 2005